EXHIBIT 99.3



Contact: Diana Burton
         (732) 767-2255

                                                           For Immediate Release
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               U.S. INDUSTRIES COMPLETES SALE OF THE ERTL COMPANY
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ISELIN, NJ, April 14, 1999 -- U.S. Industries, Inc. (NYSE-USI) said today that the previously announced transaction to sell The Ertl Company, Inc. To Racing Champions Corporation (NASDAQ-RACN) has been completed. Terms of the sale were approximately $105 million in cash rather than a combination of Racing Champions stock and cash as originally announced. U.S. Industries expects to report an after-tax loss of approximately $12 million on the transaction.

U.S. Industries is a diversified industrial management corporation with four business units: USI Bath and Plumbing Products, Lighting Corporation of America, USI Hardware and Tools, and USI Diversified. U.S. Industries has annualized sales of approximately $3.5 billion.

DISCLOSURE CONCERNING FORWARD-LOOKING STATEMENTS
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Any forward-looking statements made in this release represent management's best judgment as to what may occur in the future. Various economic and competitive factors could cause actual results to differ materially from those discussed in such forward-looking statements, including some factors which will be outside of the control of the Company, such as consumer spending patterns, availability of consumer credit, interest rates, currency exchange rates, inflation rates, the level of residential and commercial construction, the level of automotive production, and the cost of raw materials, along with other specific factors with respect to the Company's businesses as set forth in the Company's reports and other documents filed with the Securities and Exchange Commission.